                                                                     EXHIBIT 4.2

================================================================================



                            ATRIA COMMUNITIES, INC.
                                  AS BORROWER

                                      AND

                           THE LENDERS NAMED HEREIN
                                  AS LENDERS

                                      AND

                        PNC BANK, NATIONAL ASSOCIATION
                            AS ADMINISTRATIVE AGENT

                           PNC BANK, KENTUCKY, INC.
                               AS MANAGING AGENT

                        NATIONAL CITY BANK OF KENTUCKY
                            AS DOCUMENTATION AGENT



                             _____________________


                                AMENDMENT NO. 1
                                  DATED AS OF
                               JANUARY 15, 1997

                                      TO

                               CREDIT AGREEMENT
                                  DATED AS OF
                                AUGUST 15, 1996

                             _____________________

                      AMENDMENT NO. 1 TO CREDIT AGREEMENT

     THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT, dated as of January 15, 1997, among ATRIA COMMUNITIES, INC., a Delaware corporation (herein, together with its successors and assigns, the "BORROWER"); the Lenders who have executed this Amendment as indicated by their signatures on the signature pages hereof, constituting the Required Lenders (such Lenders and the other Lenders party to the Credit Agreement, the "LENDERS"); PNC BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent (the "ADMINISTRATIVE AGENT") for the Lenders under the Credit Agreement (hereafter defined); PNC BANK, KENTUCKY, INC., a Kentucky banking corporation, as managing agent (the "MANAGING AGENT") for the Lenders under the Credit Agreement; and NATIONAL CITY BANK OF KENTUCKY, a national banking association, as documentation agent (the "DOCUMENTATION AGENT") for the Lenders under the Credit Agreement:


PRELIMINARY STATEMENTS:

     (1) The Borrower, the Lenders named therein, and the Agents party hereto entered into the Credit Agreement, dated as of August 15, 1996 (the "CREDIT AGREEMENT"; with the terms defined therein, or the definitions of which are incorporated therein, being used herein as so defined).

     (2) The Borrower, such Agents and the Lenders party hereto desire to amend certain of the terms and provisions of the Credit Agreement, all as more fully set forth below.

     NOW, THEREFORE, the parties hereby agree as follows:

     SECTION 1.  AMENDMENTS.

     1.1. APPLICABLE RATE MARGINS--MPP LOANS. Section 1.8(g) of the Credit Agreement is hereby amended to read in its entirety as set forth below:


     (g) As used herein, the term "APPLICABLE MPP BASE RATE MARGIN" means 0.00% per annum and the term "APPLICABLE MPP EURODOLLAR MARGIN" means 1+1/8% per annum; PROVIDED, that subsequent to the fiscal quarter of the Borrower ended nearest to September 30, 1996, the Applicable MPP Base Rate Margin and the Applicable MPP Eurodollar Margin will change to the percentage rate per annum indicated in the Pricing Grid tables which appear below, based on the ratio referred to in section 8.12(a) or (b), whichever is applicable. Changes in the Applicable MPP Base Rate Margin and the Applicable MPP Eurodollar Margin based upon changes in such ratio shall become effective on the first day of the month following the delivery to the Administrative Agent pursuant to clause (a) or (b) of section 7.1 of the financial statements of the Borrower, accompanied by the certificate referred to in clause (e) of section 7.1, demonstrating the computation of such ratio, based upon the ratio in effect at the end of the applicable period covered (in whole or in part) by such financial statements; PROVIDED that if any such financial statements or the related certificate are not timely delivered, the Managing Agent may determine the Applicable MPP Base Rate Margin or Applicable MPP Eurodollar Margin for any MPP Loan based upon a good faith estimate by the Borrower of such ratio as in effect at the end of the applicable period to be covered (in whole or in part) by such financial statements, PROVIDED, FURTHER, that if upon delivery of such delinquent financial statements and related certificate, such financial statements indicate that such good faith estimate was incorrect and, as a result thereof, the Applicable MPP Base Rate Margin or Applicable MPP Eurodollar Margin for any MPP Loan was too low at such determination, the Applicable MPP Base Rate Margin or Applicable MPP Eurodollar Margin for any MPP Loan shall be increased, as appropriate, with retroactive effect to the date of the change made on the basis of such determination, and the Borrower will immediately pay to the Administrative Agent for the account of the Lenders all additional interest due by reason of such increased Applicable MPP Base Rate Margin or Applicable MPP Eurodollar Margin for any MPP Loan. Any changes in the Applicable MPP Base Rate Margin or Applicable MPP Eurodollar Margin shall be determined by the Managing Agent and from time to time, or promptly upon request, the Managing Agent will provide notice of such determinations to the Borrower, the Administrative Agent and the Lenders. Any such determination by the Managing Agent pursuant to this section 1.8(g) shall be conclusive and binding absent manifest error.

                                        PRICING GRID
===========================================================================================================
       RATIO PROVIDED                                              APPLICABLE MPP BASE      APPLICABLE MPP
        IN (S) 8.12(A)                                                 RATE MARGIN        EURODOLLAR MARGIN
-----------------------------------------------------------------------------------------------------------
Greater than 4.00 to 1.00  Less than or equal to 4.75 to 1.00          3/4 of 1%                 2+1/4%
-----------------------------------------------------------------------------------------------------------
Greater than 3.25 to 1.00  Less than or equal to 4.00 to 1.00          1/2 of 1%                     2%
-----------------------------------------------------------------------------------------------------------
Greater than 2.50 to 1.00 Less than or equal to 3.25 to 1.00           1/8 of 1%                 1+5/8%
-----------------------------------------------------------------------------------------------------------
Greater than 1.50 to 1.00  Less than or equal to 2.50 to 1.00                 0%                 1+3/8%
-----------------------------------------------------------------------------------------------------------
Less than or equal to 1.50 to 1.00                                            0%                 1+1/8%
===========================================================================================================

===========================================================================================================
     RATIO PROVIDED                                                APPLICABLE MPP BASE      APPLICABLE MPP
     IN (S) 8.12(B)                                                    RATE MARGIN        EURODOLLAR MARGIN
-----------------------------------------------------------------------------------------------------------
Greater than  3.25 to 1.00                                             1/2 of 1%                   2%
-----------------------------------------------------------------------------------------------------------
Greater than  2.50 to 1.00  Less than or equal to 3.25 to 1.00         1/8 of 1%               1+5/8%
-----------------------------------------------------------------------------------------------------------
Greater than  1.50 to 1.00  Less than or equal to 2.50 to 1.00                0%               1+3/8%
-----------------------------------------------------------------------------------------------------------
Less than or equal to 1.50 to 1.00                                            0%               1+1/8%
===========================================================================================================

     1.2. APPLICABLE RATE MARGINS--DPP LOANS. Section 1.8(h) of the Credit Agreement is hereby amended to read in its entirety as set forth below:


     (h) As used herein, the term "APPLICABLE DPP BASE RATE MARGIN" means 0% per annum and the term "APPLICABLE DPP EURODOLLAR MARGIN" means 7/8 of 1% per annum; PROVIDED, that subsequent to the fiscal quarter of the Parent ended nearest to June 30, 1996, the Applicable DPP Base Rate Margin and the Applicable DPP Eurodollar Margin will change to the percentage rate per annum indicated in the Pricing Grid table which appears below, based on the leverage ratio referred to in section 14(b) of the Parent Guaranty. Changes in the Applicable DPP Base Rate Margin and the Applicable DPP Eurodollar Margin based upon changes in such ratio shall become effective on first day of the month following the delivery to the Administrative Agent pursuant to subdivision (a) or (b) of section 7 of the Parent Guaranty of the financial statements of the Parent, accompanied by the certificate referred to in subdivision (c) of such section, demonstrating the computation of such ratio, based upon the ratio in effect at the end of the applicable period covered (in whole or in part) by such financial statements; PROVIDED that if any such financial statements or the related certificate are not timely delivered, the Managing Agent may determine the Applicable DPP Base Rate Margin or Applicable DPP Eurodollar Margin for any DPP Loan based upon a good faith estimate by the Borrower (or the Parent) of such ratio as in effect at the end of the applicable period to be covered (in whole or in part) by such financial statements, PROVIDED, FURTHER, that if upon delivery of such delinquent financial statements and related certificate, such financial statements indicate that such good faith estimate was incorrect and, as a result thereof, the Applicable DPP Base Rate Margin or Applicable DPP Eurodollar Margin for any DPP Loan was too low at such determination, the Applicable DPP Base Rate Margin or Applicable DPP Eurodollar Margin for any DPP Loan shall be increased, as appropriate, with retroactive effect to the date of the change made on the basis of such determination, and the Borrower will immediately pay to the Administrative Agent for the account of the Lenders all additional interest due by reason of such increased Applicable DPP Base Rate Margin or Applicable DPP Eurodollar Margin for any DPP Loan. Any changes in the Applicable DPP Base Rate Margin or Applicable DPP Eurodollar Margin shall be determined by the Managing Agent and from time to time, or promptly upon request, the Managing Agent will provide notice of such determinations to the Borrower, the Administrative Agent and the Lenders. Any such determination by the Managing Agent pursuant to this section 1.8(h) shall be conclusive and binding absent manifest error.

                                        PRICING GRID
====================================================================================================
                                                            APPLICABLE DPP BASE      APPLICABLE DPP
         LEVERAGE RATIO                                         RATE MARGIN        EURODOLLAR MARGIN
----------------------------------------------------------------------------------------------------
Less than or equal to 2.00 to 1.00                                       0%              3/4 of 1%
----------------------------------------------------------------------------------------------------
Greater than 2.00 to 1.00  Less than or equal to 2.25 to 1.00            0%              7/8 of 1%
----------------------------------------------------------------------------------------------------
Greater than 2.25 to 1.00  Less than or equal to 2.50 to 1.00            0%                     1%
----------------------------------------------------------------------------------------------------
Greater than 2.50 to 1.00  Less than 2.75 to 1.00                 1/8 of 1%                 1+1/8%
----------------------------------------------------------------------------------------------------
Greater than 2.75 to 1.00  Less than or equal to 3.00 to 1.00     1/4 of 1%                 1+1/4%
----------------------------------------------------------------------------------------------------
Greater than 3.00 to 1.00                                         1/2 of 1%                 1+1/2%
====================================================================================================

     1.3. DEFINITIONAL CHANGES. (A) SUBSIDIARY GUARANTOR. The words "Wholly-Owned" are deleted from the definition of the term "Subsidiary Guarantor" in section 10 of the Credit Agreement.

     (B)  CASH EQUIVALENTS.  The definition of the term "Cash Equivalents" in section 10 of the Credit Agreement is amended to read in its entirety as follows:

          "CASH EQUIVALENTS" shall mean (i) obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (PROVIDED that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than 18 months from the date of acquisition, (ii) obligations issued by any of the following United States federal government agencies or instrumentalities: the Federal National Mortgage Association ("Fannie Mae"), the Federal Home Loan Bank, the Federal Farm Credit Bank, or the Federal Home Loan Mortgage Corporation ("Freddie Mac"), having maturities of not more than 18 months from the date of acquisition, (iii) obligations issued or directly and fully guaranteed or insured by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, which are rated at least A by S&P or at least A by Moody's, having maturities of not more than 18 months from the date of acquisition, (iv) U.S. dollar denominated time deposits, money market deposits, certificates of deposit and bankers' acceptances of (x) any Lender or (y) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank, an "APPROVED LENDER"), in each case with maturities of not more than 18 months from the date of acquisition, (v) U.S. dollar denominated time deposits, money market deposits and certificates of deposits of any financial institution not satisfying the requirements of clause (iv)(y) above whose deposits are guaranteed by the Federal Deposit Insurance Corporation or the Federal Savings and Loan Insurance Corporation, up to $100,000 in the case of any such financial institution, in each case with maturities of not more than 18 months from the date of acquisition, (vi) commercial paper issued by any Lender or Approved Lender or by the parent company of any Lender or Approved Lender and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within one year after the date of acquisition, (vii) fully collateralized repurchase agreements with a term of not more than 30 days for obligations described in clause (i) above entered into with a Lender or with a financial institution satisfying the requirements of clause (iv)(y) above, and (viii) investments in money market funds substantially all the assets of which are comprised of obligations or securities of the types described in clauses (i) through (vii) above.

     (C) PERMITTED ACQUISITIONS. The following is hereby added at the end of the definition of the term "Permitted Acquisition" in section 10 of the Credit
Agreement:

     Notwithstanding the above provisions of this definition, (x) the acquisition for development of land which is not encumbered at the time of acquisition by any Lien securing Indebtedness shall in no event constitute a Permitted Acquisition, and any such acquisition shall not be subject to the restrictions contained in section

     8.2(d); and (y) the acquisition of land (or of a person substantially all of whose assets consist of land) containing facilities the construction of which is less than 50% complete (based on currently projected costs), including the amount of any Priority Debt assumed in connection with any such acquisition, shall not be counted against the $50,000,000 consideration limitation in any fiscal year which is provided above.

     1.4. LIQUIDATION OR DISSOLUTION OF SUBSIDIARIES.  (a)  Clause (i) of
section 8.2(c) of the Credit Agreement is amended to delete the parenthetical phrase "(contemporaneously with the retirement or other discharge of all IRB Debt and Priority Debt of such Subsidiary, if any)" which is contained therein and to substitute in lieu thereof the following:

     (PROVIDED that if any such Subsidiary has any IRB Debt or Priority Debt which is secured by any Lien upon the property of such Subsidiary, upon such merger, consolidation, liquidation or dissolution such IRB Debt or Priority Debt is retired or otherwise discharged, or if the same is not so retired or discharged, such Lien is not extended to any other property of the Borrower or any other Subsidiary Guarantor with which such Subsidiary Guarantor is merged or consolidated or to whom such property is transferred in such dissolution or liquidation)

     (b) The following sentence is added at the end of section 7.11 of the Credit Agreement:

     Notwithstanding the foregoing, nothing in this section 7.11 shall prohibit the merger, consolidation, liquidation or dissolution of any Subsidiary effected in compliance with the provisions of section 8.2(c) hereof.

     1.5. PERMITTED GUARANTY OF CERTAIN PRIORITY DEBT. The word "and" at the end of clause (g) of section 8.4 of the Credit Agreement is deleted, clause (h) of section 8.4 is renumbered as clause (i), and a new clause (h) is inserted in section 8.4 of the Credit Agreement, reading as follows:

          (h) notwithstanding the restrictions contained in clause (g) above, the Borrower may guaranty Priority Debt of a Subsidiary which is not a Subsidiary Guarantor which is incurred or arises in connection with a Permitted Acquisition; PROVIDED that the aggregate principal amount of Priority Debt so guaranteed shall not exceed $500,000; and

     1.6. PROPERTIES CURRENTLY INCLUDED IN THE MATURE PROPERTY POOL. For the avoidance of doubt, the Borrower, the Administrative Agent, the Managing Agent and the Lenders hereby confirm that as of January 1, 1997 the following properties are included in the Mature Property Pool:

Community                        Location                 Site No.  No. Units
------------------               --------------           --------  ---------
Valley Manor                     Tucson, Arizona               437         69
Villa Campana                    Tucson, Arizona               852        141
Evergreen Woods                  Springhill, Florida          7132        216
Heritage at Hernando             Brooksville, Florida         7135         57
Hillcrest                        Boise, Idaho                 7160        115
Heritage at Wildwood             Indianapolis, Indiana         616         72
Villa Ventura                    Kansas City, Missouri         821        172
Narrows Glem/Laurel House        Tacoma, Washington           7195     142/57
Campana Del Rio                  Tucson, Arizona              7100        214
Courtyard at San Marcos (65%)    San Marcos, California       7112        212
Courtcastle Gardens              Denver, Colorado             7125         99
Crosslands                       Sandy, Utah                  7185        120
Kachina Point                    Sedona, Arizona              7105        102
Woodhaven at Windsor Woods       Hudson, Florida              7137        180
Meridian House                   Lantana, Florida             7138        173
Hearthstone                      Topeka, Kansas               7165        155
Colonial Oaks*                   Marion, Indiana               618         63
Foxhill Village*                 Westwood, Massachusetts      7174        356

__________________
* Managed property (no Mortgage).

     SECTION 2.  REPRESENTATIONS AND WARRANTIES.

     The Borrower represents and warrants that: (a) the Borrower has delivered to the Administrative Agent and each Lender prior to the execution of this Amendment true, correct and complete copies of the consolidated financial statements of the Borrower and its consolidated subsidiaries for the nine months ended September 30, 1996, such consolidated financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied (except as noted therein), and fairly present the consolidated financial condition of the Borrower and its consolidated subsidiaries at such date and the consolidated results of their operations and cash flows for the period then ended, subject to audit adjustments; (b) this Amendment has been duly authorized by all necessary corporate action on the part of the Borrower, has been duly executed and delivered by a duly authorized officer or officers of the Borrower, and constitutes the valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms; (c) the representations and warranties of the Borrower contained in the Credit Agreement, as amended hereby, are true and correct on and as of the date hereof as though made on and as of the date hereof, except to the extent that such representations and warranties expressly relate to a specified date, in which case such representations and warranties are hereby reaffirmed as true and correct when made; (d) no condition or event has occurred or exists which constitutes or which, after notice or lapse of time or both, would constitute an Event of Default; and (e) the Borrower is in full compliance with all covenants and agreements contained in the Credit Agreement, as amended hereby, and the other Credit Documents to which it is a party.


     SECTION 3.  RATIFICATIONS.

     The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement, and except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect.


     SECTION 4.  BINDING EFFECT.

     This Amendment shall become effective if and when, on or prior to January 31, 1997, (i) this Amendment shall have been executed by the Borrower, the Administrative Agent, the Managing Agent and the Documentation Agent, and counterparts hereof as so executed shall have been delivered to the Administrative Agent, (ii) the Acknowledgment and Consent appended hereto shall have been executed by the Credit Parties named therein, and counterparts thereof as so executed shall have been delivered to the Administrative Agent, (iii) the Administrative Agent shall have been notified by Lenders constituting the Required Lenders that such Lenders have executed this Amendment (which notification may be by facsimile or other written confirmation of such execution), and (iv) the Administrative Agent shall have notified the Borrower and each Lender in writing that the conditions specified in the foregoing clauses have been satisfied; and thereafter this Amendment shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, the Managing Agent, the Documentation Agent and each Lender and their respective permitted successors and assigns. After this Amendment becomes effective, the Managing Agent will promptly furnish a copy of this Amendment to each Lender and the Borrower.


     SECTION 5.  MISCELLANEOUS.

     5.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment, and no investigation by any Agent or any Lender or any subsequent Loan or other Credit Event shall affect the representations and warranties or the right of any Agent or any Lender to rely upon them.

     5.2. REFERENCE TO CREDIT AGREEMENT. The Credit Agreement and any and all other agreements, instruments or documentation now or hereafter executed and delivered pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference therein to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

     5.3. EXPENSES. As provided in the Credit Agreement, but without limiting any terms or provisions thereof, the Borrower agrees to pay on demand all costs and expenses incurred by the Administrative Agent in connection with the preparation, negotiation, and execution of this Amendment, including without limitation the costs and fees of the Administrative Agent's special legal counsel, regardless of whether this Amendment becomes effective in accordance with the terms hereof, and all costs and expenses incurred by the Administrative Agent or any Lender in connection with the enforcement or preservation of any rights under the Credit Agreement, as amended hereby.

     5.4. SEVERABILITY. Any term or provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the term or provision so held to be invalid or unenforceable.

     5.5. APPLICABLE LAW. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky.

     5.6. HEADINGS. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

     5.7. ENTIRE AGREEMENT. This Amendment is specifically limited to the matters expressly set forth herein. This Amendment and all other instruments, agreements and documentation executed and delivered in connection with this Amendment embody the final, entire agreement among the parties hereto with respect to the subject matter hereof and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the matters covered by this Amendment, and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto relating to the subject matter hereof or any other subject matter relating to the Credit Agreement.

     5.8. COUNTERPARTS. This Amendment may be executed by the parties hereto separately in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.



               [The balance of this page is intentionally blank.]

     IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.


                              ATRIA COMMUNITIES, INC.



                              BY: _________________________________________
                                    CHIEF FINANCIAL OFFICER AND
                                    VICE PRESIDENT OF DEVELOPMENT



                              PNC BANK, NATIONAL ASSOCIATION,
                                    INDIVIDUALLY AND AS
                                    ADMINISTRATIVE AGENT



                              BY: _________________________________________
                                    VICE PRESIDENT



                              NATIONAL CITY BANK OF KENTUCKY,
                                    INDIVIDUALLY AND AS
                                    DOCUMENTATION AGENT



                              BY: _________________________________________
                                    VICE PRESIDENT


                              PNC BANK, KENTUCKY, INC.,
                                    INDIVIDUALLY AND AS
                                    MANAGING AGENT



                              BY: _________________________________________
                                    VICE PRESIDENT



                              THE TORONTO-DOMINION BANK



                              BY: _________________________________________
                                    VICE PRESIDENT

                              BANK ONE, KENTUCKY, NA



                              BY: _________________________________________
                                    VICE PRESIDENT



                              NATIONSBANK, N.A.



                              BY: _________________________________________
                                    VICE PRESIDENT



                              FLEET NATIONAL BANK



                              BY: _________________________________________
                                    VICE PRESIDENT



                              THE BANK OF NEW YORK



                              BY: _________________________________________
                                    VICE PRESIDENT



                              THE CHASE MANHATTAN BANK



                              BY: _________________________________________
                                    VICE PRESIDENT

                              MORGAN GUARANTY TRUST COMPANY OF NEW YORK



                              BY: _________________________________________
                                    VICE PRESIDENT



                              AMSOUTH BANK OF ALABAMA



                              BY: _________________________________________
                                    VICE PRESIDENT



                              U.S. BANK OF WASHINGTON,
                                   NATIONAL ASSOCIATION



                              BY: _________________________________________
                                    VICE PRESIDENT



                              FIRST AMERICAN NATIONAL BANK



                              BY: _________________________________________
                                    VICE PRESIDENT


                              KEYBANK NATIONAL ASSOCIATION



                              BY: _________________________________________

                          ACKNOWLEDGMENT AND CONSENT


     For the avoidance of doubt, and without limitation of the intent and effect of sections 5 and 6 of the Parent Guaranty and sections 6 and 10 of the Subsidiary Guaranty (as each of such terms is defined in the Credit Agreement referred to in the Amendment No. 1 to Credit Agreement (the "AMENDMENT"), to which this Acknowledgment and Consent is appended), each of the undersigned hereby unconditionally and irrevocably (i) acknowledges receipt of a copy of the Credit Agreement and the Amendment, and (ii) consents to all of the terms and provisions of the Credit Agreement as amended by the Amendment.

     Capitalized terms which are used herein without definition shall have the respective meanings ascribed thereto in the Credit Agreement referred to herein. This Acknowledgment and Consent is for the benefit of the Lenders, the Administrative Agent, the Collateral Agent, the Managing Agent, the Documentation Agent, any other person who is a third party beneficiary of the Parent Guaranty or the Subsidiary Guaranty, and their respective successors and assigns. No term or provision of this Acknowledgment and Consent may be modified or otherwise changed without the prior written consent of the Administrative Agent, given as provided in the Credit Agreement. This Acknowledgment and Consent shall be binding upon the successors and assigns of each of the undersigned. This Acknowledgment and Consent may be executed by any of the undersigned in separate counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, each of the undersigned has duly executed and delivered this Acknowledgment and Consent as of the date of the Amendment referred to herein.


                 SIGNATURES OF PARTIES TO THE PARENT GUARANTY


                                    VENCOR, INC.


                                    BY:____________________________________
                                           VICE PRESIDENT


                                    FIRST HEALTHCARE CORPORATION


                                    BY:____________________________________
                                           VICE PRESIDENT


                                    NORTHWEST HEALTHCARE, INC.


                                    BY:____________________________________
                                           VICE PRESIDENT

                                    MEDISAVE PHARMACIES, INC.


                                    BY:____________________________________
                                           VICE PRESIDENT


                                    HILLHAVEN OF CENTRAL FLORIDA, INC.


                                    BY:____________________________________
                                           VICE PRESIDENT


                                    NATIONWIDE CARE, INC.


                                    BY:____________________________________
                                           VICE PRESIDENT

               SIGNATURES OF PARTIES TO THE SUBSIDIARY GUARANTY


                              LANTANA PARTNERS, LTD.

                              BY: HILLHAVEN PROPERTIES, LTD.,
                                    A GENERAL PARTNER


                              BY: _________________________________
                                    VICE PRESIDENT



                              PHILLIPPE ENTERPRISES, INC.


                              BY: _________________________________
                                    VICE PRESIDENT


                              HILLHAVEN PROPERTIES, LTD.


                              BY: _________________________________
                                    VICE PRESIDENT



                              CASTLE GARDENS RETIREMENT CENTER

                              BY: HILLHAVEN PROPERTIES, LTD.,
                                    A GENERAL PARTNER


                              BY: _________________________________
                                    VICE PRESIDENT


                              HILLCREST RETIREMENT CENTER, LTD.

                              BY: FAIRVIEW LIVING CENTERS, INC.,
                                    A GENERAL PARTNER


                              BY: _________________________________
                                    VICE PRESIDENT

                              SANDY RETIREMENT CENTER LIMITED
                                    PARTNERSHIP

                              BY: HILLHAVEN PROPERTIES, LTD.,
                                    A GENERAL PARTNER


                              BY: _________________________________
                                    VICE PRESIDENT



                              TOPEKA RETIREMENT CENTER, LTD.

                              BY: HILLHAVEN PROPERTIES, LTD.,
                                    A GENERAL PARTNER


                              BY: _________________________________
                                    VICE PRESIDENT



                              EVERGREEN WOODS, LTD.

                              BY: ATRIA COMMUNITIES, INC.,
                                    A GENERAL PARTNER


                              BY: _________________________________
                                    VICE PRESIDENT



                              FAIRVIEW LIVING CENTERS, INC.


                              BY: _________________________________
                                    VICE PRESIDENT

                              TWENTY-NINE HUNDRED ASSOCIATES, LTD.

                              BY: TWENTY-NINE HUNDRED CORPORATION,
                                    A GENERAL PARTNER


                              BY: _________________________________
                                    VICE PRESIDENT



                              TWENTY-NINE HUNDRED CORPORATION


                              BY: _________________________________
                                    VICE PRESIDENT



                              WOODHAVEN PARTNERS, LTD.

                              BY: HILLHAVEN PROPERTIES, LTD.,
                                    A GENERAL PARTNER


                              BY: _________________________________
                                    VICE PRESIDENT



                              TUCSON RETIREMENT CENTER LIMITED
                                    PARTNERSHIP

                              BY: HILLHAVEN PROPERTIES, LTD.,
                                    A GENERAL PARTNER


                              BY: _________________________________
                                    VICE PRESIDENT